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                                                                    EXHIBIT 16.1

October 18, 2002


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read the statements made by Cheniere Energy, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 17, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP